Exhibit 99
Yadkin Valley Financial Corporation Receives Preliminary Approval for
$36 Million Investment Under the U.S. Treasury Capital Purchase Program
Elkin, NC — December 31, 2008 — Yadkin Valley Financial Corporation (NASDAQ: YAVY), the holding company for Yadkin Valley Bank and Trust Company, announced that it has received preliminary approval for a $36 million investment from the U.S. Department of Treasury under its Capital Purchase Program. The Company expects to issue $36 million in preferred stock to the U.S. Treasury along with related warrants to purchase $5.4 million in shares of Yadkin Valley’s common stock.
The preferred stock will be nonvoting and will pay a five percent annual dividend for the first five years and a nine percent annual dividend thereafter. The approval is subject to certain conditions and the execution of definitive agreements, and closing of this transaction is anticipated within 30 days.
Yadkin Valley remains well-capitalized, for bank regulatory purposes. On a pro forma basis, the leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios at the holding company level would have increased to 10.83%, 12.74%, and 13.59%, respectively, from 8.50%, 9.55%, and 10.74% as of September 30, 2008.
“We are pleased to be a participant in the Treasury’s Capital Purchase Program, a program intended for financially strong institutions that are well-positioned for growth during the current economic downturn,” said Bill Long, President and Chief Executive Officer. “This investment will strengthen our already solid capital ratios, and we plan to selectively take advantage of the unique opportunities that have arisen following the significant disruption that continues to unfold across our markets.”
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About Yadkin Valley Financial Corporation
Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full service community bank providing services in 29 branches throughout its four regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties, and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Durham, Orange, and Granville Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our future growth, plans, objectives, expectations, performance, events and the like, as well as any other statements, including those regarding the proposed merger, that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to: the businesses of Yadkin Valley and American Community may not be integrated successfully or such integration may take longer to accomplish than expected; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; shareholders may not approve the merger; continued disruption in worldwide and U.S. economic conditions; changes in the interest rate environment which may reduce the net interest margin; a continued downturn in the economy or real estate market; greater than expected noninterest expenses or excessive loan losses as a result of changes in market conditions and the adverse impact on the value of the underlying collateral and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see Yadkin Valley’s and American Community’s filings with the Securities and Exchange Commission.
Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable though they are inherently uncertain and difficult to predict. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by either company or any person that the future events, plans, or expectations contemplated by either company will be achieved. Yadkin Valley and American Community do not intend to and assume no responsibility for updating or revising any forward-looking statement contained in this press release, whether as a result of new information, future events or otherwise
For additional information contact:
William A. Long
President and CEO
Edwin E. Laws
CFO
(336) 526-6312
Megan R. Malanga
Nvestcom Investor Relations
(954) 781-4393
megan.malanga@nvestcom.com

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